INTL FCStone Inc. Agrees to Acquire Correspondent Clearing and Independent Wealth Management Businesses from Sterne Agee LLC

NEW YORK, June 27, 2016 -- INTL FCStone Inc. (NASDAQ: INTL) (“INTL”) announced today that it has signed a definitive agreement with Sterne Agee LLC, a wholly-owned subsidiary of Stifel Financial Corp., to acquire the Sterne Agee correspondent securities clearing business and the independent wealth management business. This transaction will involve the purchase of three broker dealer entities and two registered investment adviser entities. The closing of this transaction is subject to limited conditions including regulatory approval.

The purchase price will be approximately equal to the tangible net asset value of the combined businesses. INTL projects that the acquired businesses will produce a non-material loss in the first year after acquisition and be accretive in the second year.

INTL will retain the current management and staff of the Sterne Agee businesses it is acquiring, which employ approximately 160 people in Birmingham, AL, Charlotte, NC and Youngstown, OH.

Sean O'Connor, CEO of INTL FCStone Inc., commented, "This acquisition fulfills a strategic objective allowing us to clear securities for our customers. We believe that the securities industry has rapidly consolidated, providing an opportunity for a well-capitalized, credible mid-market clearer. This acquisition will allow us to provide execution, market intelligence and post trade clearing across almost all asset classes in almost every market".

Charles Lyon, head of INTL FCStone’s Securities Division, added, "This acquisition brings $11 billion in client assets, over 100,000 accounts and 50 correspondent clearing relationships to INTL. The Sterne Agee clearing business is a well-respected franchise that provides us with a strong platform to grow our clearing and related securities activities. The independent wealth management business provides us with an excellent foothold in a segment of retail wealth management that is growing and should lead to additional opportunities in that space".

About INTL FCStone Inc.

INTL FCStone Inc., including its subsidiaries, is a leader in the development of specialized financial services in commodities, securities, global payments, foreign exchange and other markets. Our revenues are derived primarily from financial products and advisory services that fulfill our clients' real needs and provide bottom-line benefits to their businesses. We create added value for our clients by providing access to global financial markets using our industry and financial expertise, deep partner and network relationships, insight and guidance, and integrity and transparency. Our client-first approach engenders trust, and has enabled us to establish leadership positions in a number of complex fields in financial markets around the world.

Further information on INTL FCStone is available at www.intlfcstone.com.

Forward Looking Statements
This press release includes forward-looking statements including statements regarding the combined company. All statements other than statements of current or historical fact contained in this press release are forward-looking statements. The words “believe,” “expect,” “anticipate,” “should,” “plan,” “will,” “may,” “could,” “intend,” “estimate,” “predict,” “potential,” “continue” or the negative of these terms and similar expressions, as they relate to INTL FCStone Inc., are intended to identify forward-looking statements.

These forward-looking statements are largely based on current expectations and projections about future events and financial trends that may affect the financial condition, results of operations, business strategy and financial needs of the company. They can be affected by inaccurate assumptions, including the risks, uncertainties and assumptions described in the filings made by INTL FCStone Inc. with the Securities and Exchange Commission. In light of these risks, uncertainties and assumptions, the forward-looking statements in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. When you consider these forward-looking statements, you should keep in mind these risk factors and other cautionary statements in this press release.

These forward-looking statements speak only as of the date of this press release. INTL FCStone Inc. undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements.

CONTACT:
INTL FCStone Inc.
Kent Coughlin
Director of Public Relations
+615-234-2756
kent.coughlin@intlfcstone.com